                                   EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              NEWNAN HOLDINGS, INC.


                                       1.

     The name of the Corporation is:  "Newnan Holdings, Inc.."



                                       2.

     The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.



                                       3.

     The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.



                                       4.

     (a) The Corporation shall have authority to issue Eight Million (8,000,000) shares of common stock (the "Common Stock"), $1.00 par value, and Eight Million (8,000,000) shares of preferred stock (the "Preferred Stock").

     (b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of

Georgia to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:


     (i) The number of shares constituting that series and the distinctive designation of that series;

     (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

     (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

     (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (viii) Any other relative rights, preferences and limitations of that series.


                                       5.

     The initial registered office of the Corporation shall be at 19 Jefferson Street, Newnan, Georgia 30264. The initial registered agent of the Corporation at such address shall be Tom Moat.


                                       6.

     The mailing address of the initial principal office of the corporation is P.O. Drawer 400, Newnan, Georgia 30264.


                                       7.

     (a) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one
(1) year, each director in Class II shall be elected to an initial term of two
(2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

     (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                                       8.

     (a) Except as provided in paragraph (b) of this Article 8, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

     (b) Notwithstanding paragraph (a) of this Article 8, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       9.

     (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

     (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

     (c) For purposes of this Article 9, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

     (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       10.

     The initial Board of Directors of the Corporation shall consist of three
(3) members who shall be and whose addresses are:


            J. Littleton Glover, Jr.              18 Woodlane Drive
                                                  Newnan, Georgia 30263

            Tom Moat                              3 Brookwood Drive
                                                  Newnan, Georgia 30263

            Ellis A. Mansour                      7 Mission Drive
                                                  Newnan, Georgia 30263


                                       11.

     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

            (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

            (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

            (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

            (iv) any transaction from which the director derived an improper material tangible personal benefit.

     (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                                       12.

     Any action required by law or by the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at such a meeting, may be taken without a meeting, if written consent, setting forth the action so taken, is signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.
Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                                       13.

     (a) Except as set forth in subparagraph (d) of this Article 13, the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon shall be required to approve:

            (i) any merger or share exchange of the Corporation with or into any other corporation; and

            (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity;

if, as of the record date for determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity which is a party to such a transaction is the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

     (b) For purposes of this Article 13, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of the
Corporation:

            (i)     which it owns directly, whether or not of record; or

            (ii) which it has the right to acquire, pursuant to any agreement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise or the right to vote pursuant to any agreement, arrangement or understanding; or

            (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of subparagraph (b)(ii) above), by an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1993) of the other corporation, person or entity; or

            (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of subparagraph (b)(ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined above) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the Corporation.

     For the purpose of determining whether a corporation, person or entity is the beneficial owner of one or more of the issued and outstanding shares of the Corporation, the issued and outstanding shares of the Corporation shall include shares not in fact issued and outstanding but deemed owned through the application of clauses (b)(ii), (iii) and (iv) above, but shall not include any other shares which are not then issued and outstanding but which may be issuable pursuant to any agreement or upon exercise of conversion rights, exchange rights, warrants, options or otherwise.

     (c) The Board of Directors shall have the power and duty to determine for the purposes of this Article 13, on the basis of information known to the Corporation, whether:

            (i) such other corporation, person or entity beneficially owns, directly or indirectly, more than five percent (5%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors;

            (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another;

            (iii) any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation; and

            (iv)    the memorandum of understanding referred to in subparagraph
                    (d) below is substantially consistent with the transaction covered thereby.

     Any such determination shall be conclusive and binding for all purposes of this Article 13.

     (d)    The provisions of this Article 13 shall not apply to:

            (i) any merger or similar transaction with any corporation if two-thirds (2/3) of the directors of the Corporation then in office have approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become the beneficial owner of more than five percent (5%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors; or, after such acquisition of 5% of the issued and outstanding shares, if two-thirds (2/3) or more of the directors then holding office approve such transaction prior to its consummation;

            (ii) any merger or share exchange of the Corporation with, or any sale or lease to the Corporation (or any subsidiary thereof) of any assets of, or any sale or lease by the Corporation (or any subsidiary thereof) of any of its assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in an election of directors is owned of record or beneficially by the Corporation and its subsidiaries.

     (e) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                                       14.

     (a)    The Board of Directors, when evaluating any offer of another party
(i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

     (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 14 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                                       15.

     Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.


     IN WITNESS WHEREOF, the undersigned has caused these Amended and Restated Articles of Incorporation to be executed, this ____ day of May, 1996.


                                        NEWNAN HOLDINGS, INC.



                                        ----------------------------------------
                                        Tom Moat
                                        President